As filed with the Securities and Exchange Commission on April 27, 2010

Registration No. 333-150232

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2 To

Form S-1

on

Form S-3

REGISTRATION STATEMENT

THE SECURITIES ACT OF 1933

CORCEPT THERAPEUTICS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	2834	77-0487658
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

149 Commonwealth Drive

Menlo Park, CA 94025

(650) 327-3270

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joseph K. Belanoff, M.D.

Chief Executive Officer

Corcept Therapeutics Incorporated

149 Commonwealth Drive

Menlo Park, CA 94025

(650) 327-3270

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Alan C. Mendelson

Keith Benson

Latham & Watkins LLP

140 Scott Drive

Menlo Park, CA 94025

Telephone: (650) 328-4600

Facsimile: (650) 463-2600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one)

Large accelerated filer	☐	Accelerated Filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting Company	☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to Form S-1 on Form S-3 is being filed by the registrant to convert the registration statement on Form S-1 (Registration No. 333-150232) into a registration statement on Form S-3, and contains an updated prospectus relating to the offering and sale of the shares that were registered for resale on the Form S-1.

All filing fees payable in connection with the registration of the shares of the common stock covered by the Form S-1 were paid by the registrant at the time of the initial filing of the Form S-1.

The aggregate market value of voting and non-voting common equity held by non-affiliates of the registrant was approximately $100.5 million as of April 21, 2010 based upon the closing price on the Nasdaq Capital Market reported for such date. This calculation does not reflect a determination that certain persons are affiliates of the registrant for any other purpose.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion. Dated April 27, 2010.

3,399,493 Shares

Common Stock

This prospectus relates to shares of common stock of Corcept Therapeutics Incorporated that may be sold by the selling stockholder identified in this prospectus. The shares of common stock offered under this prospectus by the selling stockholder are issuable to Kingsbridge Capital Limited, or Kingsbridge, pursuant to a common stock purchase agreement between Kingsbridge and our company dated March 25, 2008 and a warrant we issued to Kingsbridge on that date. We are registering the offer and sale of the shares to satisfy registration rights we have granted. We will not receive any of the proceeds from the sale of shares by the selling stockholder. The registration statement of which this prospectus forms a part covers only approximately 37% of the 9,646,159 shares of our common stock issuable pursuant to the common stock purchase agreement with Kingsbridge and all of the 330,000 shares of our common stock issuable upon exercise of the warrant issued to Kingsbridge. We intend to file a subsequent registration statement covering the resale of additional shares of our common stock issuable pursuant to the common stock purchase agreement with Kingsbridge beginning approximately 60 days after Kingsbridge and its affiliates have resold substantially all of the securities registered for resale under the registration statement of which this prospectus forms a part.

The selling stockholder may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholder may sell its shares of common stock in the section titled “Plan of Distribution.” Kingsbridge is an “underwriter” within the meaning of the Securities Act of 1933, as amended, or the Securities Act, in connection with sales of shares offered pursuant to this prospectus. We will pay the expenses incurred in registering the shares, including legal and accounting fees.

Our common stock is traded on the Nasdaq Capital Market under the symbol “CORT”. The last reported sale price on April 26, 2010, was $3.06 per share.

Investing in our common stock involves risks. See “ Risk Factors” beginning on page 8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated             , 2010.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using the “shelf” registration process. Under this process, the selling stockholders may from time to time, in one or more offerings, sell the common stock described in this prospectus.

You should rely only on the information contained in or incorporated by reference into this prospectus (as supplemented and amended). We have not authorized anyone to provide you with different information. This document may only be used where it is legal to sell these securities. The information contained in this prospectus (and in any supplement or amendment to this prospectus) is accurate only as of the date on the front of the document, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of our common stock.

We urge you to read carefully this prospectus (as supplemented and amended), together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information” before deciding whether to invest in any of the common stock being offered.

PROSPECTUS SUMMARY

The following is a summary of some of the information contained or incorporated by reference in this prospectus. To understand this offering fully, you should read carefully the entire prospectus, including the risk factors, the financial statements and the documents incorporated herein by reference. Unless otherwise indicated, the terms “Corcept,” “we,” “us,” “our,” “our company” “the company” and “our business” refer to Corcept Therapeutics Incorporated.

Overview

We are a pharmaceutical company engaged in the discovery and development of drugs for the treatment of severe metabolic and psychiatric disorders. Our focus is on those disorders that are associated with a steroid hormone called cortisol. Elevated levels and abnormal release patterns of cortisol have been implicated in a broad range of human disorders. Since our inception in May 1998, we have been developing our lead product, CORLUX, a potent glucocorticoid receptor II (GR-II), antagonist that blocks the activity of cortisol. We have also discovered three series of novel selective GR-II antagonists and have moved one of these compounds, CORT 108297, from one of the series into clinical development.

Cushing’s Syndrome. Cushing’s Syndrome is a disorder caused by prolonged exposure of the body’s tissues to high levels of the hormone cortisol. Sometimes called “hypercortisolism,” it is relatively uncommon and most often affects adults aged 20 to 50. An estimated 10 to 15 of every one million people are newly diagnosed with this syndrome each year, resulting in approximately 3,000 new patients and an estimated prevalence of 20,000 patients with Cushing’s Syndrome in the United States.

The Investigational New Drug application, or IND, for the evaluation of CORLUX for the treatment of Cushing’s Syndrome was opened in September 2007. The U.S. Food and Drug Administration, or FDA, has indicated that our single 50-patient open-label study may provide a reasonable basis for the submission of a New Drug Application, or NDA, for this indication. We expect to complete enrollment in this Phase 3 study in April, as the requisite 50 patients have now been dosed or identified. We expect to announce results of this study in the fourth quarter of this year and to submit our NDA for the use of CORLUX in Cushing’s Syndrome by year-end 2010.

In July 2007, we received Orphan Drug Designation from the FDA for CORLUX for the treatment of endogenous Cushing’s Syndrome. Orphan Drug Designation is a special status granted by the FDA to encourage the development of treatments for diseases or conditions that affect fewer than 200,000 patients in the United States. Drugs that receive Orphan Drug Designation obtain seven years of marketing exclusivity from the date of drug approval, as well as tax credits for clinical trial costs, marketing application filing fee waivers and assistance from the FDA in the drug development process.

Psychotic Depression. We are developing CORLUX for the treatment of the psychotic features of psychotic major depression under an exclusive patent license from Stanford University. Psychotic major depression will hereafter be referred to as psychotic depression. The FDA has granted “fast track” status to evaluate the safety and efficacy of CORLUX for the treatment of the psychotic features of psychotic depression.

In March 2008, we began enrollment in Study 14, our ongoing Phase 3 trial in psychotic depression. The protocol for this trial incorporates what we have learned from our three previously completed Phase 3 trials. It attempts to address the established relationship between increased drug plasma levels and clinical response and to decrease the random variability observed in the results of the psychometric instruments used to measure efficacy. In one of the previously completed Phase 3 trials, Study 06, we prospectively tested and confirmed that patients whose plasma levels rose above a predetermined threshold statistically separated from both those patients whose plasma levels were below the threshold and those patients who received placebo; this threshold was established from data produced in earlier studies.

As expected, patients who took 1200 milligram, or mg, of CORLUX in Study 06 developed higher drug plasma levels than patients who received lower doses. Further, there was no discernable difference in the incidence of adverse events between patients who received placebo in Study 06 and those who received 300 mg, 600 mg or 1200 mg of CORLUX in that study. Based on this information, we are using a CORLUX dose of 1200 mg once per day for seven days in Study 14.

In addition, we also are utilizing a third party centralized rating service to independently evaluate the patients for entry into the study as well as to evaluate their level of response throughout their participation in the study. We believe the centralization of this process will improve the consistency of rating across clinical trial sites and reduce the background noise that was experienced in earlier studies and is endemic to many psychopharmacologic studies. We believe that this change in dose, as well as the other modifications to the protocol, should allow us to demonstrate the efficacy of CORLUX in the treatment of psychotic depression. In March 2009, we announced that, in order to conserve financial resources, we were scaling back our planned rate of spending on this trial and extended the timeline for its completion. As of early July 2009, we had completed the implementation of this strategy, which included reducing the number of clinical sites to eight.

Antipsychotic-induced Weight Gain Mitigation. In 2005, we published the results of studies in rats that demonstrated that CORLUX both reduced the weight gain associated with the ongoing use of olanzapine and mitigated the weight gain associated with the initiation of treatment with olanzapine (the active ingredient in Zyprexa). This study was paid for by Eli Lilly and Company, or Eli Lilly.

During 2007, we announced positive results from our clinical proof-of-concept study in lean healthy male volunteers evaluating the ability of CORLUX to mitigate weight gain associated with the use of Zyprexa. The results showed a statistically significant reduction in weight gain in those subjects who took Zyprexa plus CORLUX compared to those who took Zyprexa plus placebo. Also, the addition of CORLUX to treatment with Zyprexa had a beneficial impact on secondary metabolic measures such as fasting insulin, triglycerides and abdominal fat, as indicated by waist circumference. Eli Lilly provided Zyprexa and financial support for this study. In January 2009 we announced positive results from a similar proof-of-concept study evaluating the ability of CORLUX to mitigate weight gain associated with the use of Johnson & Johnson’s Risperdal. This study, which began in 2008, confirmed and extended the earlier results seen with CORLUX and Zyprexa, demonstrating a statistically significant reduction in weight and secondary metabolic endpoints of fasting insulin, triglycerides and abdominal fat, as indicated by waist circumference. The results from the study of CORLUX and Risperdal were presented at several scientific conferences, including the American Diabetes Association meeting in June 2009.

The combination of Zyprexa or Risperdal and CORLUX is not approved for any indication. The purpose of these studies was to explore the hypothesis that GR-II antagonists, such as CORLUX and our next generation of selective GR-II antagonists, would mitigate weight gain associated with antipsychotic medications. The group of medications known as second generation antipsychotic medication, including Zyprexa, Risperdal, Clozaril and Seroquel, are widely used to treat schizophrenia and bipolar disorder. All medications in this group are associated with treatment emergent weight gain of varying degrees and carry a warning in their labels relating to treatment emergent hyperglycemia and diabetes mellitus.

We have completed IND enabling work with CORT 108297, which included preclinical studies in the rat in antipsychotic induced weight gain, diet induced weight gain and insulin sensitivity. In February 2010, we initiated a Phase 1 study to evaluate the tolerability of this compound in healthy volunteers. CORT 108297 is the lead compound from our three series of selective GR-II antagonists. Preclinical studies of CORT 108297, presented at scientific conferences during 2009, demonstrated a statistically significant mitigation in weight gain and other metabolic effects when added to olanzapine, the active ingredient in Eli Lilly’s medication Zyprexa. CORT 108297 also demonstrated the potential to mitigate weight gain caused by consumption of a high fat, high sucrose diet and improve insulin sensitivity in a preclinical mouse model.

Additional Indications. We have discovered and patented three series of next-generation selective GR-II receptor antagonists. As discussed above, the lead compound from these series, CORT 108297, is being developed for the prevention of weight gain induced by antipsychotic medication and is currently in a Phase 1 trial. There are numerous additional compounds in these three series that may be developed for weight gain mitigation or other diseases in which excess cortisol plays a role. The role of excess cortisol has been well established and documented in the scientific literature in diabetes, obesity, hypertension, osteoporosis, glaucoma, Alzheimer’s disease and various other neurodegenerative diseases, in addition to antipsychotic-induced weight gain.

We were incorporated in the State of Delaware on May 13, 1998. Our registered trademarks include Corcept® and CORLUX®. Other service marks, trademarks and trade names referred to in this prospectus are the property of their respective owners.

EQUITY FINANCING WITH KINGSBRIDGE CAPITAL

On March 25, 2008, we entered into a Committed Equity Financing Facility, or CEFF, with Kingsbridge, pursuant to which Kingsbridge committed to purchase, from time to time over a period of three years, shares of our common stock for cash consideration up to an aggregate of the lesser of up to $60 million or up to 9,646,159 shares of our common stock, subject to certain conditions and restrictions. In connection with the CEFF, we entered into a common stock purchase agreement and registration rights agreement with Kingsbridge, both dated March 25, 2008, and on that date we also issued a warrant to Kingsbridge to purchase 330,000 shares of our common stock at a price of $3.525 per share. This warrant became fully exercisable on September 25, 2008 and will remain exercisable for a period of five years thereafter.

The shares of common stock that may be issued to Kingsbridge under the common stock purchase agreement and the warrant will be issued pursuant to an exemption from registration under the Securities Act. Pursuant to the registration rights agreement, we have filed a registration statement of which this prospectus forms a part, covering the possible resale by Kingsbridge of up to 3,614,757 of the shares that we may issue to Kingsbridge under the common stock purchase agreement and the 330,000 shares Kingsbridge may acquire upon exercise of the warrant. Through April 21, 2010, Kingsbridge has sold 545,264 shares pursuant to this registration statement.

The registration statement of which this prospectus is a part covers only approximately 37% of the 9,646,159 shares of our common stock issuable pursuant to the common stock purchase agreement with Kingsbridge and all of the 330,000 shares of our common stock issuable upon exercise of the warrant issued to Kingsbridge. We intend to file a subsequent registration statement covering the resale of additional shares of our common stock issuable pursuant to the common stock purchase agreement with Kingsbridge beginning approximately 60 days after Kingsbridge and its affiliates have resold substantially all of the securities registered for resale under the registration statement of which this prospectus is a part.

For a period of 36 months from the first trading day following the effectiveness of the registration of the shares that may be sold under the CEFF, we may, from time to time, at our discretion, and subject to certain conditions that we must satisfy, draw down funds under the CEFF by selling shares of our common stock to Kingsbridge. The purchase price of these shares will be at a discount ranging from six to ten percent, depending on the volume weighted average price of the common stock during the eight-day pricing period, provided that the minimum acceptable purchase price for any shares to be issued to Kingsbridge during the eight-day period is determined by the higher of $1.50 or 90% of our common stock closing price the day before the commencement of each draw down. The discount on each of these eight trading days will be determined as follows:

VWAP*	Percent of VWAP (Applicable Discount)
Greater than $11.00 per share	94%	(6)%
Less than or equal to $11.00 per shares but greater than or equal to $6.01 per share	92%	(8)%
Less than or equal to $6.00 per share but greater than or equal to $1.50 per share.	90%	(10)%

*

As set forth in the common stock purchase agreement, “VWAP” means the volume weighted average price (the aggregate sales price of all trades of our common stock during each trading day divided by the total number of shares of common stock traded during that trading day) of our common stock during any trading day as reported by Bloomberg, L.P. using the AQR function. The VWAP and corresponding discount will be determined for each of the eight trading days during a draw down pricing period.

During the eight trading day pricing period for a draw down, if the VWAP for any one trading day is less than the greater of (i) $1.50 or (ii) 90% of the closing price of our common stock for the trading day immediately preceding the beginning of the draw down period, the VWAP from that trading day will not be used in calculating the number of shares to be issued in connection with that draw down, and the draw down amount for that pricing period will be reduced by one-eighth of the draw down amount we had initially specified. In addition, if trading in our common stock is suspended for any reason for more than three consecutive or non-consecutive hours during any trading day during a draw down pricing period, that trading day will not be used in calculating the number of shares to be issued in connection with that draw down, and the draw down amount for that pricing period will be reduced by one eighth of the draw down amount we had initially specified.

The maximum number of shares of common stock that we can issue pursuant to the CEFF is 9,646,159 shares. Through April 21, 2010, we have issued 731,767 shares of common stock to Kingsbridge under the CEFF, which leaves a total of 8,914,392 shares available for issuance over the remaining term of the CEFF. An additional 330,000 shares of common stock are issuable if Kingsbridge exercises the warrant that we issued to it in connection with its entry into the

CEFF. We intend to exercise our right to draw down amounts under the CEFF, if and to the extent available, at such times as we have a need for additional capital and when we believe that sales of stock under the CEFF provide an appropriate means of raising capital.

Our ability to require Kingsbridge to purchase our common stock is subject to various limitations. Each draw down can access capital in tranches of up to 1.25% of our market capitalization at the time of the initiation of the draw down period, or, at our option, the lesser of (a) 2.5% of our market capitalization at the time of the initiation of the draw down period, and (b) an alternative draw down amount as defined in the agreement; provided, however, that in no event may the maximum draw down amount exceed $10 million per tranche, subject to certain conditions. Unless Kingsbridge agrees otherwise, a minimum of seven trading days must elapse between the expiration of any draw down pricing period and the beginning of the next draw down pricing period.

The CEFF does not prohibit the Company from conducting additional debt or equity financings, other than financings similar to the CEFF and other future priced securities.

The issuance of our common stock under the CEFF or upon exercise of the Kingsbridge warrant will have no effect on the rights or privileges of existing holders of common stock except that the economic and voting interests of each stockholder will be diluted as a result of the issuance. Although the number of shares of common stock that stockholders presently own will not decrease, these shares will represent a smaller percentage of our total shares that will be outstanding after any issuances of shares of common stock to Kingsbridge. If we draw down amounts under the CEFF when our share price is decreasing, we will need to issue more shares to raise the same amount than if our stock price was higher. Such issuances will have a dilutive effect and may further decrease our stock price.

Kingsbridge agreed in the common stock purchase agreement that during the term of the CEFF, neither Kingsbridge nor any of its affiliates, nor any entity managed or controlled by it, will, or cause or assist any person to, enter into or execute any short sale of any shares of our common stock as defined in Regulation SHO promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Before Kingsbridge is obligated to buy any shares of our common stock pursuant to a draw down, the following conditions, none of which is in Kingsbridge’s control, must be met:

•

Each of our representations and warranties in the common stock purchase agreement shall be true and correct in all material respects as of the date when made and as of the draw down exercise date as though made at that time, except for representations and warranties that are expressly made as of a particular date.

•

We shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the common stock purchase agreement, the registration rights agreement and the warrant to be performed, satisfied or complied with by us.

•

We shall have complied in all material respects with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of the common stock purchase agreement and the consummation of the transactions it contemplates.

•	The registration statement of which this prospectus forms a part shall have previously become effective and shall remain effective.

•

We shall not have knowledge of any event that could reasonably be expected to have the effect of causing the registration statement applicable to Kingsbridge’s resale of shares of our common stock to be suspended or otherwise ineffective.

•

Trading in our common stock shall not have been suspended by the Securities and Exchange Commission, or the SEC, the Nasdaq Capital Market or the National Association of Securities Dealers and trading in securities generally on the Nasdaq Capital Market shall not have been suspended or limited.

•

No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated, endorsed or, to the knowledge of us, threatened by any court or governmental authority which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the common stock purchase agreement.

•

No action, suit or proceeding before any arbitrator or any court or governmental authority shall have been commenced or, to the knowledge of us, threatened, and, to the knowledge of us, no inquiry or investigation by any governmental authority shall have been threatened, against us or any of our officers, directors or affiliates seeking to enjoin, prevent or change the transactions contemplated by the common stock purchase agreement or seeking damages in connection with such transactions.

•

We shall have sufficient shares of common stock, calculated using the closing trade price of the common stock as of the trading day immediately preceding a draw down, registered under the registration statement to issue and sell such shares in accordance with such draw down.

•	We shall not be in default in any material respect under the warrant to purchase 330,000 shares of our common stock that we issued to Kingsbridge.

•	Kingsbridge shall have received an opinion from our outside legal counsel in the form previously agreed to.

There is no guarantee that we will be able to meet the foregoing conditions or any other conditions under the common stock purchase agreement or that we will be able to draw down any portion of the amounts available under the CEFF.

We also entered into a registration rights agreement with Kingsbridge. Pursuant to the registration rights agreement, we have filed a registration statement of which includes this prospectus forms a part with the SEC relating to Kingsbridge’s resale of a portion of the shares of common stock that may be purchased by Kingsbridge under the common stock purchase agreement or that may be issued to Kingsbridge as a result of the exercise of the Kingsbridge warrant. The effectiveness of this registration statement is a condition precedent to our ability to sell common stock to Kingsbridge under the common stock purchase agreement. We are entitled in certain circumstances, including the existence of certain kinds of nonpublic information, to deliver a blackout notice to Kingsbridge to suspend the use of this prospectus and prohibit Kingsbridge from selling shares under this prospectus. If we deliver a blackout notice in the 15 trading days following the settlement of a draw down, or if the registration statement of which this prospectus forms a part is not effective in circumstances not permitted by the registration rights agreement, then we must pay amounts to Kingsbridge, or issue Kingsbridge additional shares in lieu of payment, in an amount based on the number of shares held by Kingsbridge that were purchased pursuant to the draw down and the change in the market price of our common stock between the date the blackout notice is delivered (or the registration statement is not effective) and the date the prospectus again becomes available.

Kingsbridge may, upon one business day’s notice to us, terminate the CEFF if we enter into a transaction prohibited by the common stock purchase agreement without Kingsbridge’s prior written consent or within one business day’s notice if Kingsbridge provides written notice of a material adverse effect to us and such material adverse effect continues for a period of ten trading days after the receipt by us of such notice. Kingsbridge may also terminate the CEFF upon one business day’s notice to us at any time in the event that a registration statement is not initially declared effective in accordance with the registration rights agreement, provided, however, that in the event the registration statement is declared effective prior to the delivery of such notice, Kingsbridge shall have no right to terminate the CEFF. We may terminate the CEFF upon one business day’s notice to Kingsbridge, except that we may not terminate the CEFF during any draw down pricing period. In addition, either we or Kingsbridge may terminate the CEFF upon one business day’s notice if the other party has breached a material representation, warranty or covenant to the common stock purchase agreement and such breach is not remedied within ten trading days after notice of such breach is delivered to the breaching party.

The foregoing summary of the CEFF does not purport to be complete and is qualified by reference to the common stock purchase agreement, the registration rights agreement and the warrant, copies of which have been filed as exhibits to the registration statement of which this prospectus forms a part.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties set forth under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2009, which is incorporated by reference into this prospectus, before you decide to purchase our common stock. If any of these possible adverse events actually occurs, we may be unable to conduct our business as currently planned and our financial condition and operating results could be harmed. In addition, the trading price of our common stock could decline due to the occurrence of any of these risks, and you may lose all or a part of your investment. Please see “Special Note Regarding Forward-Looking Statements” and “Incorporation by Reference.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements. All statements contained or incorporated by reference in this prospectus other than statements of historical fact are forward-looking statements. When used in this prospectus or any document incorporated by reference in this prospectus, the words “believe,” “anticipate,” “intend,” “plan,” “estimate,” “expect,” “may,” “will,” “should,” “seeks” and similar expressions are forward-looking statements. Such forward-looking statements are based on current expectations, but the absence of these words does not necessarily mean that a statement is not forward-looking. Forward-looking statements made or incorporated by reference in this prospectus include, but are not limited to, statements about:

•	the progress of our research, development, clinical programs and timing of regulatory activities;

•	our estimates of the dates by which we expect to report results of our clinical trials and the anticipated results of these trials;

•	the timing of market introduction of CORLUX® and future product candidates, including CORT 108297;

•	our ability to market, commercialize and achieve market acceptance for CORLUX or other future product candidates, including CORT 108297;

•	uncertainties associated with obtaining and enforcing patents;

•	our estimates for future performance; and

•	our estimates regarding our capital requirements and our needs for, and ability to obtain, additional financing.

Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors. For a more detailed discussion of such forward-looking statements and the potential risks and uncertainties that may impact upon their accuracy, see the “Risk Factors” section of this prospectus. These forward-looking statements reflect our view only as of the date of this prospectus. You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we undertake no obligations to update any forward looking statements. Accordingly, you should also carefully consider the factors set forth in other reports or documents that we file from time to time with the SEC.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of our common stock in this offering. The selling stockholder will receive all of the proceeds from this offering.

A portion of the shares covered by this prospectus are issuable upon exercise of warrants to purchase our common stock. Upon any exercise for cash of the warrants, the selling stockholder will pay us the exercise price of the warrants. To the extent that we receive proceeds from the cash exercise of the warrants, we intend to use a portion of the proceeds to conduct our Phase 3 clinical trials evaluating CORLUX for the treatment of Cushing’s Syndrome and the psychotic features of psychotic depression, for continued development of our proprietary, selective GR-II antagonists and for other general corporate purposes, including working capital. The exercise price of the warrants issued to the selling stockholder is $3.525 per share. The warrants are also exercisable on a cashless basis in certain circumstances. We will not receive any cash payment from the selling stockholder upon any exercise of the warrants on a cashless basis. The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances, including subdivisions and stock splits, stock dividends, combinations, reorganizations, reclassifications, consolidations, mergers or sales of properties and assets and upon the issuance of certain assets or securities to holders of our common stock, as applicable.

SELLING STOCKHOLDER

This prospectus relates to the possible resale by the selling stockholder, Kingsbridge Capital Limited, of shares of common stock that we may issue pursuant to the common stock purchase agreement we entered into with Kingsbridge on March 25, 2008, or upon exercise of the warrant we issued to Kingsbridge on that date. We filed the registration statement of which this prospectus is a part pursuant to the provisions of the registration rights agreement we entered into with Kingsbridge on March 25, 2008.

The selling stockholder may from time to time offer and sell pursuant to this prospectus any or all of the shares that it acquires under the common stock purchase agreement or upon exercise of the warrant.

The following table presents information as of April 21, 2010 regarding Kingsbridge and the shares that it may offer and sell from time to time under this prospectus. This table is prepared based on information supplied to us by the selling stockholder. As used in this prospectus, the term “selling stockholder” includes Kingsbridge and any donees, pledgees, transferees or other successors in interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge or other non-sale related transfer. The number of shares in the column “Number of Shares Offered” represents all of the shares that the selling stockholder may offer under this prospectus. The selling stockholder may sell some, all or none of its shares. We do not know how long the selling stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale of any of the shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. The percentage of shares beneficially owned prior to the offering is based both on 67,031,362 shares of our common stock actually outstanding as of April 21, 2010 and on the assumption that all shares of common stock issuable under the common stock purchase agreement we entered into with Kingsbridge on March 25, 2008 and all shares of common stock issuable upon exercise of the warrant held by Kingsbridge are outstanding as of that date.

Name of Selling Stockholder	Shares Beneficially Owned Prior to the Offering			Number of Shares Offered	Shares Beneficially Owned After the Offering
	Number		Percent		Number	Percent
Kingsbridge Capital Limited(1)	3,399,493	(2)	4.8%	3,399,493	—	—

(1)	The address of Kingsbridge is Kingsbridge Capital Limited, Attention: Mr. Tony Hillman, P.O. Box 1075, Elizabeth House, 9 Castle Street, St. Helier, Jersey, JE42QP, Channel Islands.
(2)

Consists of (a) 2,882,990 shares of common stock issuable under the common stock purchase agreement we entered into with Kingsbridge on March 25, 2008, (b) 330,000 shares of common stock issuable upon exercise of a warrant, which warrant became exercisable on September 25, 2008 and (c) 186,503 shares held of record by Kingsbridge Capital Limited. For the purposes hereof, we assumed the issuance of the 3,069,493 shares of common stock shares of common stock issuable pursuant to the common stock purchase agreement and warrant with Kingsbridge subject to the registration statement of which this prospectus is a part, but not the additional 6,031,402 shares of common stock potentially issuable pursuant to the common stock purchase agreement with Kingsbridge. We intend to file a subsequent registration statement covering the resale of these additional shares of common stock beginning approximately 60 days after Kingsbridge and its affiliates have resold substantially all of the securities registered for resale under the registration statement of which this prospectus is a part. Maria O’Donoghue and Adam Gurney have shared voting and investment control of the securities held by Kingsbridge. Kingsbridge does not accept third party investments.

PLAN OF DISTRIBUTION

We are registering 3,399,493 shares of common stock under this prospectus on behalf of Kingsbridge. Except as described below, to our knowledge, the selling stockholder has not entered into any agreement, arrangement or understanding with any particular broker or market maker with respect to the shares of common stock offered hereby, nor, except as described below, do we know the identity of any brokers or market makers that may participate in the sale of the shares.

The selling stockholder may decide not to sell any shares. The selling stockholder may from time to time offer some or all of the shares of common stock through brokers, dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of the shares of common stock for whom they may act as agent. In effecting sales, broker-dealers that are engaged by the selling stockholder may arrange for other broker-dealers to participate. Kingsbridge is an “underwriter” within the meaning of the Securities Act. Any brokers, dealers or agents who participate in the distribution of the shares of common stock may also be deemed to be “underwriters,” and any profits on the sale of the shares of common stock by them and any discounts, commissions or concessions received by any such brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Kingsbridge has advised us that it may effect resales of our common stock through any one or more registered broker-dealers. Because the selling stockholder is deemed to be an underwriter, the selling stockholder will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made over the Nasdaq Capital Market, on the over-the-counter market, otherwise or in a combination of such methods of sale, at then prevailing market prices, at prices related to prevailing market prices or at negotiated prices. The shares of common stock may be sold according to one or more of the following methods:

•

a block trade in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

•	an over-the-counter distribution in accordance with the Nasdaq rules;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	privately negotiated transactions;

•	a combination of such methods of sale; and

•	any other method permitted pursuant to applicable law.

Any shares covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. In addition, the selling stockholder may transfer the shares by other means not described in this prospectus.

Any broker-dealer participating in such transactions as agent may receive commissions from Kingsbridge (and, if they act as agent for the purchaser of such shares, from such purchaser). Broker-dealers may agree with Kingsbridge to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for Kingsbridge, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to Kingsbridge. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) on the Nasdaq Capital Market, on the over-the-counter market, in privately-negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such shares commissions computed as described above. To the extent required under the Securities Act, an amendment to this prospectus, or a supplemental prospectus will be filed, disclosing:

•	the name of any such broker-dealers;

•	the number of shares involved;

•	the price at which such shares are to be sold;

•	the commission paid or discounts or concessions allowed to such broker-dealers, where applicable;

•	that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and

•	other facts material to the transaction.

Underwriters and purchasers that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. Kingsbridge and any other persons participating in the sale or distribution of the shares will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of, purchases by the selling stockholder or other persons or entities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to special exceptions or exemptions. Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making and certain other activities with respect to those securities. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of these limitations may affect the marketability of the shares and the ability of any person to engage in market-making activities with respect to the securities.

We have agreed to pay the expenses of registering the shares of common stock under the Securities Act, including registration and filing fees, printing expenses, administrative expenses and certain legal and accounting fees, as well as certain fees of counsel for the selling stockholder incurred in the preparation of the CEFF agreements and the registration statement of which this prospectus forms a part. The selling stockholder will bear all discounts, commissions or other amounts payable to underwriters, dealers or agents, as well as transfer taxes and certain other expenses associated with the sale of securities.

Under the terms of the Kingsbridge common stock purchase agreement and the registration rights agreement, we have agreed to indemnify the selling stockholder and certain other persons against certain liabilities in connection with the offering of the shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute toward amounts required to be paid in respect of such liabilities.

At any time a particular offer of the shares of common stock is made, a revised prospectus or prospectus supplement, if required, will be distributed. Such prospectus supplement or post-effective amendment will be filed with the SEC, to reflect the disclosure of required additional information with respect to the distribution of the shares of common stock. We may suspend the sale of shares by the selling stockholder pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

LEGAL MATTERS

The validity of the common stock being offered by this prospectus has been passed upon for us by Latham & Watkins LLP, Menlo Park, California. As of the date of this prospectus, Latham & Watkins LLP and certain attorneys of Latham & Watkins LLP who have rendered, and will continue to render, legal services to us, own shares of our common stock and warrants exercisable for shares of our common stock representing in the aggregate less than one percent of the shares of our common stock outstanding immediately prior to the filing of this prospectus.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act that registers the shares of our common stock to be sold in this offering. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our capital stock. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement of which this prospectus forms a part. For further information about us and our common stock, you should refer to the registration statement of which this prospectus forms a part and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement of which this prospectus forms a part.

We file reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information from the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

INCORPORATION BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2009;

•	Our Current Reports on Form 8-K, filed on January 7, 2010 (with respect to Item 8.01 thereto but not with respect to Items 7.01 or 9.01 thereto), January 8, 2010 and April 23, 2010; and

•	The description of our common stock as set forth in our Registration Statement on Form 8-A filed with the SEC on April 12, 2004 (File No. 000-50679).

We are also incorporating by reference all other documents that we subsequently file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part but prior to the effectiveness of the registration statement and between the date of this prospectus and the termination of the offering.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write Caroline Loewy, Chief Financial Officer, Corcept Therapeutics Incorporated, 149 Commonwealth Drive, Menlo Park, California 94025, telephone: (650) 327-3270. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth all expenses to be paid by the registrant, other than estimated underwriting discounts and commissions, in connection with this offering. All amounts shown are estimates except for the registration fee and the Nasdaq Capital Market listing fee.

SEC registration fee	$536
Nasdaq Capital Market listing fee	—
Printing and engraving	5,000
Legal fees and expenses	100,000
Accounting fees and expenses	30,000
Blue sky fees and expenses (including legal fees)	2,500
Miscellaneous	1,964

Total	$140,000

Item 14.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law permits indemnification of officers, directors and other corporate agents under certain circumstances and subject to certain limitations. Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that we will indemnify our directors, officers, employees and agents to the full extent permitted by Delaware General Corporation Law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. In addition, we have entered into separate indemnification agreements with our directors and executive officers which would require us, among other things, to indemnify them against certain liabilities which may arise by reason of their status or service (other than liabilities arising from willful misconduct of a culpable nature). The indemnification provisions in our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and the indemnification agreements to be entered into between us and our directors and executive officers may be sufficiently broad to permit indemnification of our directors and executive officers for liabilities (including reimbursement of expenses incurred) arising under the Securities Act. We also intend to maintain director and officer liability insurance, if available on reasonable terms, to insure our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Item 16.	Exhibits

(a) Exhibits

Exhibit Number	Description of Document

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form S-1 (Registration No. 333-112676) filed on February 10, 2004).

4.2	Form of Warrant issued in connection with the Securities Purchase Agreement by and among Corcept Therapeutics Incorporated and the purchasers named therein, dated March 14, 2008 (incorporated by reference to Exhibit 4.4 to the registrant’s Annual Report on Form 10-K filed on March 31, 2008).

4.3	Warrant, dated March 25, 2008 issued to Kingsbridge Capital Limited (incorporated by reference to Exhibit 4.5 to the registrant’s Annual Report on Form 10-K filed on March 31, 2008).

4.4	Form of Warrant issued in connection with the Securities Purchase Agreement by and among Corcept Therapeutics Incorporated and the purchasers named therein, dated October 12, 2009 (incorporated by reference to Exhibit 4.1 to the registrant’s Quarterly Report on Form 10-Q filed on September 30, 2009).

4.5	Form of Warrant issued in connection with the Warrant Purchase Agreement by and among Corcept Therapeutics Incorporated and the purchasers named therein, dated April 21, 2010 (incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed on April 23, 2010).

4.6	Amended and Restated Information and Registration Rights Agreement by and among Corcept Therapeutics Incorporated and certain holders of preferred stock, dated as of May 8, 2001 (incorporated by reference to Exhibit 4.2 to the registrant’s Registration Statement on Form S-1 (Registration No. 333-112676) filed on February 10, 2004).

4.7	Amendment No. 1 to Amended and Restated Information and Registration Rights Agreement by and among Corcept Therapeutics Incorporated and certain holders of preferred stock, dated as of March 16, 2004 (incorporated by reference to Exhibit 4.3 to the registrant’s Registration Statement on Form S-1/A (File No. 333-112676) filed on March 19, 2004).

4.8	Registration Rights Agreement by and among Corcept Therapeutics Incorporated and the investors signatory thereto, dated March 14, 2008 (incorporated by reference to Exhibit 10.25 to the registrant’s Annual Report on Form 10-K filed on March 31, 2008).

4.9	Registration Rights Agreement by and between Corcept Therapeutics Incorporated and Kingsbridge Capital Limited, dated as of March 25, 2008 (incorporated by reference to Exhibit 10.27 to the registrant’s Annual Report on Form 10-K filed on March 31, 2008).

4.10	Amendment to Registration Rights Agreement by and among Corcept Therapeutics Incorporated and the investors signatory thereto, dated November 11, 2008 (incorporated by reference to Exhibit 10.30 to the registrant’s Annual Report on Form 10-K filed on March 31, 2009).

4.11	Registration Rights Agreement by and among Corcept Therapeutics Incorporated and the investors signatory thereto, dated as of October 12, 2009 (incorporated by reference to Exhibit 4.2 to the registrant’s Quarterly Report on Form 10-Q filed on November 12, 2009).

4.12	Registration Rights Agreement by and among Corcept Therapeutics Incorporated and the investors signatory thereto, dated as of April 21, 2010 (incorporated by reference to Exhibit 4.2 to the registrant’s Current Report on Form 8-K filed on April 23, 2010).

5.1	Opinion of Latham & Watkins LLP (incorporated by reference to Exhibit 5.1 to the registrant’s Registration Statement on Form S-1 (Registration No. 333-150232) filed on April 14, 2008).

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to original filing and on the signature page to the registrant’s Post-effective Amendment No. 1 to Form S-1 filed on April 3, 2009).

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on the 27 day of April, 2010.

CORCEPT THERAPEUTICS INCORPORATED

By:	/S/ JOSEPH K. BELANOFF
Joseph K. Belanoff, M.D.
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JOSEPH K. BELANOFF Joseph K. Belanoff, M.D.	Chief Executive Officer and Director (Principal Executive Officer)	April 27, 2010

/S/ CAROLINE M. LOEWY Caroline M. Loewy	Chief Financial Officer (Principal Financial Officer)	April 27, 2010

/S/ ANNE M. LEDOUX Anne M. LeDoux	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	April 27, 2010

* James N. Wilson	Director and Chairman of the Board of Directors	April 27, 2010

* G. Leonard Baker, Jr.	Director	April 27, 2010

* Joseph C. Cook, Jr.	Director	April 27, 2010

* Patrick G. Enright	Director	April 27, 2010

* James A. Harper	Director	April 27, 2010

* David L. Mahoney	Director	April 27, 2010

*	/S/ JOSEPH K. BELANOFF
Attorney-In-Fact

EXHIBIT INDEX

Exhibit Number	Description of Document

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form S-1 (Registration No. 333-112676) filed on February 10, 2004).

4.2	Form of Warrant issued in connection with the Securities Purchase Agreement by and among Corcept Therapeutics Incorporated and the purchasers named therein, dated March 14, 2008 (incorporated by reference to Exhibit 4.4 to the registrant’s Annual Report on Form 10-K filed on March 31, 2008).

4.3	Warrant, dated March 25, 2008 issued to Kingsbridge Capital Limited (incorporated by reference to Exhibit 4.5 to the registrant’s Annual Report on Form 10-K filed on March 31, 2008).

4.4	Form of Warrant issued in connection with the Securities Purchase Agreement by and among Corcept Therapeutics Incorporated and the purchasers named therein, dated October 12, 2009 (incorporated by reference to Exhibit 4.1 to the registrant’s Quarterly Report on Form 10-Q filed on September 30, 2009).

4.5	Form of Warrant issued in connection with the Warrant Purchase Agreement by and among Corcept Therapeutics Incorporated and the purchasers named therein, dated April 21, 2010 (incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed on April 23, 2010).

4.6	Amended and Restated Information and Registration Rights Agreement by and among Corcept Therapeutics Incorporated and certain holders of preferred stock, dated as of May 8, 2001 (incorporated by reference to Exhibit 4.2 to the registrant’s Registration Statement on Form S-1 (Registration No. 333-112676) filed on February 10, 2004).

4.7	Amendment No. 1 to Amended and Restated Information and Registration Rights Agreement by and among Corcept Therapeutics Incorporated and certain holders of preferred stock, dated as of March 16, 2004 (incorporated by reference to Exhibit 4.3 to the registrant’s Registration Statement on Form S-1/A (File No. 333-112676) filed on March 19, 2004).

4.8	Registration Rights Agreement by and among Corcept Therapeutics Incorporated and the investors signatory thereto, dated March 14, 2008 (incorporated by reference to Exhibit 10.25 to the registrant’s Annual Report on Form 10-K filed on March 31, 2008).

4.9	Registration Rights Agreement by and between Corcept Therapeutics Incorporated and Kingsbridge Capital Limited, dated as of March 25, 2008 (incorporated by reference to Exhibit 10.27 to the registrant’s Annual Report on Form 10-K filed on March 31, 2008).

4.10	Amendment to Registration Rights Agreement by and among Corcept Therapeutics Incorporated and the investors signatory thereto, dated November 11, 2008 (incorporated by reference to Exhibit 10.30 to the registrant’s Annual Report on Form 10-K filed on March 31, 2009).

4.11	Registration Rights Agreement by and among Corcept Therapeutics Incorporated and the investors signatory thereto, dated as of October 12, 2009 (incorporated by reference to Exhibit 4.2 to the registrant’s Quarterly Report on Form 10-Q filed on November 12, 2009).

4.12	Registration Rights Agreement by and among Corcept Therapeutics Incorporated and the investors signatory thereto, dated as of April 21, 2010 (incorporated by reference to Exhibit 4.2 to the registrant’s Current Report on Form 8-K filed on April 23, 2010).

5.1	Opinion of Latham & Watkins LLP (incorporated by reference to Exhibit 5.1 to the registrant’s Registration Statement on Form S-1 (Registration No. 333-150232) filed on April 14, 2008).

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to original filing and on the signature page to the registrant’s Post-effective Amendment No. 1 to Form S-1 filed on April 3, 2009).